Consent of Independent Registered Public Accounting Firm

AGL Resources Inc. Retirement Savings Plus Plan
Atlanta, Georgia
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-154965, 333-86983, 333-178497, and 333-26961) of our report dated June 24, 2016, relating to the financial statements and supplemental schedule of AGL Resources Inc. Retirement Savings Plus Plan which appear in this Form 11-K for the year ended December 31, 2015.

/s/ BDO USA, LLP
Atlanta, GA

June 24, 2016